                                                                     Exhibit 4.2


                              [FACE OF SECURITY]

                                                            CUSIP: _____________

     [Insert if the Security is to be a Global Security - This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Security is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


                            HEWLETT-PACKARD COMPANY
                               MEDIUM-TERM NOTE
                 (Due nine months or more from date of issue)
                                (Floating Rate)


Registered No. R-                              Interest Reset Dates:

Designation: Floating Rate Medium-Term         Original Issue Date:
 Notes Due

Specified Currency:                            Option to Elect Payment in U.S. Dollars (only
 [__]  U.S. Dollars                             applicable if Specified Currency is other than U.S.
 [__]  Other                                    Dollars):
                                                [__]  Yes  [__]  No

Dual Currency Note:
 [__]  Yes   [__]  No                          Maturity Date:

Principal Amount: $                            Regular Record Dates: Fifteenth calendar day
                                                (whether or not a Business Day) prior to the
                                                corresponding Interest Payment Date

Exchange Rate Agent (if other than Chase              Calculation Agent (if other than the Chase
 Manhattan Bank and Trust Company, National           Manhattan Bank and Trust Company, National
Association):                                         Association):

                                                      Interest Payment Period:

Issue Price (as a percentage of Principal Amount):    Index Currency:

Initial Interest Rate:                                Index Maturity:

Base Rate:                                            Maximum Interest Rate:

Spread:                                               Minimum Interest Rate:

Spread Multiplier:                                    Designated LIBOR Page:
                                                      [__]  LIBOR Telerate

                                                      [__]  LIBOR Reuters

Calculation Dates:                                    Total Amount of OID:

Interest Payment Dates:                               Redemption Price(s):

Interest Determination Dates:                         Tax Redemption Price(s)  (if other than 100% of
                                                       the Principal Amount):

Original Issue Discount Note:                         Repurchase Price(s):
 [__]  Yes  [__]  No

Redemption Date(s) (including any applicable          Currency Indexed Note (check if yes): [__]
 regular or special record dates):                     (if yes, see attachment)

Subject to Tax Redemption by the Company              Form:
 (including payment of Additional Amounts):
 [__]  Yes  [__]  No                                  [__] Book Entry   [__] Certificated

Repurchase Date(s) (including any applicable          Extension Period(s) and Final Maturity Date (only
 regular or special record dates):                    applicable if option to extend stated maturity):
 [__]  Option of the Company
 [__]  Option of the Holder

Stated Maturity Extension Option:                     Basis for Interest Rate During Extension Period
 [__]  Yes  [__]  No                                  (only applicable if option to extend stated
                                                       maturity):
Other Terms:


     HEWLETT-PACKARD COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to [Insert if the Security is to be a Certificated Security- __________________,] [Insert if the Security is to be a Global Security- Cede & Co., as nominee for The Depository Trust Company,] or registered assigns, the Principal Amount stated above on the Maturity Date specified above and to pay interest on the Interest Payment Dates specified above on said Principal Amount at the Initial Interest Rate specified above until the first Interest Reset Date specified above and thereafter in accordance with the applicable provisions set forth below from the Interest Payment Date next preceding the date of authentication of this Note to which interest has been paid on the Notes, unless the date of authentication of this Note is a date to which interest has been paid, in which case from the date of authentication of this Note, or unless no interest has been paid on the Notes, in which case from the Original Issue Date specified above, until payment of said Principal Amount has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Note is after a Regular Record Date specified above and before the next following Interest Payment Date, this Note shall bear interest from such Interest Payment Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid on the Notes, or unless no interest has been paid on the Notes, in which case this Note shall bear interest from the Original Issue Date. If the Interest Payment Date, other than any Interest Payment Date that is also the Maturity Date of this Note, is not a Business Day, the Interest Payment Date will be postponed until the next day that is a Business Day and interest will continue to accrue to such next day that is a Business Day, provided, however, in the case of a LIBOR Note, if the next
              --------  -------
Business Day is in the following calendar month, the Interest Payment Date will be the preceding Business Day.

     The interest so payable on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, unless the Original Issue Date is after a Regular Record Date and before the next following Interest Payment Date, in which case interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name the Note is registered at the close of business on such next succeeding Regular Record Date, unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established in accordance with the Indenture, provided, however that
                                                       --------  -------
interest payable at the Maturity Date will be payable to the person to whom principal is payable.

     Unless otherwise specified on the face hereof, payments of principal of (and premium, if any) and interest on this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a
                    --------  -------
Specified Currency other than United States dollars (a "Foreign Currency Note") payments of principal of (and premium, if any) and interest hereon will

     [Insert if the Security is to be a Global Security - be made in United States dollars unless the beneficial holder hereof gives notice to the Depositary that it elects to receive payments in such Specified Currency. Such notice must be given by the beneficial holder of this Note to the participant of the Depositary through which its interest is held on or before the applicable Regular Record Date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, before the Stated Maturity, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a

     Specified Currency. The participant must notify the Depositary of any election on or before the third business day after the Regular Record Date. The Depositary will notify the Paying Agent of the election, the portion of the payment to be made by the Paying Agent in the Specified Currency and the applicable wire transfer instructions, on or before the fifth Business Day after the Regular Record Date. If complete instructions are received by the participant and forwarded to the Depositary, and forwarded by the Depositary to the Paying Agent, on or before the relevant dates, the beneficial owner of this Note will receive payments in the Specified Currency. In such event, the Paying Agent will pay the beneficial holder directly.]

     [Insert if the Security is to be a Certificated Security - be made in the applicable Specified Currency unless the Holder hereof elects to receive all payments in respect hereof in United States dollars by delivery of a written request to the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be. Such election may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A Holder of such a Note may elect to receive payment in United States dollars for all principal (and premium, if any) and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of such revocation must be received by the Trustee on or prior to the applicable Regular Record Date or at least 15 days prior to Maturity, as the case may be.]

     Payment of the principal of (and premium, if any) and interest on this Note due at Maturity in United States dollars will be made in immediately available funds, provided that this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures.

     [Insert if the Security is to be a Global Security - Payment of the principal of (and premium, if any) and interest (other than interest payable at Maturity) on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.]

     [Insert if the Security is to be a Certificated Security - Payment of the principal of (and premium, if any) and interest on this Note due at Maturity and interest on this Note due other than at Maturity, in United States dollars will be made at the office or agency of the Company maintained for that purpose, which shall initially be the corporate trust office of the Trustee located in the Borough of Manhattan, The City of New York, in immediately available funds. Notwithstanding the foregoing, payment of interest (other than interest due at Maturity) may, at the option of the Company, be made by United States dollar check mailed to the address of the Person entitled thereto as of the applicable Record Date, as such address shall appear in the Security Register.]

     All payments of principal (and premium, if any) and interest in a Specified Currency other than United States dollars will be made in the manner set forth on the reverse hereof.

     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), of the series designated above (herein called the "Notes"), all issued or to be issued under an Indenture dated as of June 1, 2000, for senior debt securities (hereinafter called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank and Trust Company, National Association, a national banking association existing under the laws of the United States of America, as trustee (hereinafter called the "Trustee"), to which Indenture reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to redemption provisions, repurchase provisions, covenants and Events of Default and on other provisions, and may otherwise vary as in the Indenture provided.

     The interest payable hereon on each Interest Payment Date will include accrued interest from the Original Issue Date or from the last date in respect of which interest has been paid on the Notes (subject to the applicable provisions set forth above), as the case may be, to, but excluding, such Interest Payment Date or Maturity Date, as the case may be. The interest rate in effect on the Notes from the Original Issue Date, to, but excluding, the first Interest Reset Date will be the Initial Interest Rate. Thereafter, the Notes will bear interest at a rate reset for each period ending on and excluding an Interest Reset Date and commencing on and including the immediately preceding Interest Reset Date (or, if none, the Original Issue Date) (each an "Interest Reset Period") determined by the Calculation Agent. The interest rate per annum on this Note for each Interest Reset Period shall be the Base Rate designated above (determined as set forth on the reverse hereof), in each case adjusted by the addition or subtraction of the Spread, if any, specified above and by the multiplication by the Spread Multiplier, if any, specified above. Accrued interest is calculated by multiplying the face amount hereof by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each day is computed by dividing the interest rate in effect on that day by
(i) the actual number of days in the year, in the case of the Treasury Rate Notes and CMT Rate Notes, or (ii) 360 days, in the case of all other Notes.

     The interest rate on a Note in effect on any day will be (i) if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date; or (ii) if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York State law as the same may be modified by United States law of general application.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                    HEWLETT-PACKARD COMPANY



                                    By: ___________________________________


                                    By: ___________________________________


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION


This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

THE CHASE MANHATTAN BANK AND
TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

By: ________________________________
     Authorized Officer

                             [REVERSE OF SECURITY]

                            HEWLETT-PACKARD COMPANY
                               MEDIUM-TERM NOTE
                                (Floating Rate)

Interest Rate Reset

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or as otherwise specified on the face hereof (each an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note resets weekly (unless the Base Rate on this Note is the Treasury Rate), Wednesday of each week; if this Note resets weekly and the Base Rate on this Note is the Treasury Rate, Tuesday of each week; if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, as specified on the face hereof; if this Note resets semi-annually, the third Wednesday of each of two months of each year, as specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided,
                                                                      --------
however, that the interest rate in effect from the date of issue to the first
-------
Interest Reset Date will be the Initial Interest Rate specified on the face hereof.

     If an Interest Reset Date for any Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next Business Day. However, in the case of a Note whose interest will be determined in accordance with the provisions of the heading "Determination of LIBOR" below, if that Business Day is in the following calendar month, that Interest Reset Date will be the preceding Business Day. If a Treasury bill auction, as set forth and described in the definition of "Interest Determination Date" in this Note, will be held on any day that would otherwise be an Interest Reset Date for a Note whose interest will be determined in accordance with the provisions of the heading "Determination of Treasury Rate" below, then that Interest Reset Date will instead be the Business Day immediately following that auction date.

Determination of Base Rate

     The Base Rate applicable to this Note will be calculated as set forth in the appropriate paragraph below.

     Determination of CD Rate.
     ------------------------

     Unless otherwise specified on the face hereof, if the Base Rate is the CD Rate, CD Rate means, with respect to any Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "CDs (secondary market)." The following procedures will be followed if the CD Rate cannot be determined as described in the immediately preceding sentence:

      (i) if by 9:00 a.m., New York City time, on the related Calculation Date such rate is not published in H.15(519), then the CD Rate will be the rate on that Interest

            Determination Date for negotiable certificates of deposit of the Index Maturity designated on the face hereof as published in H.15 Daily Update under the heading "CDs (secondary market);"

      (ii) if such rate is not published in H.15 (519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date in the manner described in clause (i) above, then the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money-center banks of the highest credit standing with a remaining maturity closest to the Index Maturity designated on the face hereof. The Calculation Agent, after consultation with the Company, will select the three dealers referred to in the immediately preceding sentence; and

      (iii) if fewer than three dealers are quoting as mentioned in clause (ii) above, the CD Rate will be the CD Rate in effect during the prior interest period.

      Determination of Commercial Paper Rate.
      --------------------------------------

      Unless otherwise specified on the face hereof, if the Base Rate is Commercial Paper Rate, Commercial Paper Rate means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on that date for commercial paper having the Index Maturity specified on the face hereof, as published in H.15(519) prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "Commercial paper--Nonfinancial." The following procedures will be followed if the Commercial Paper Rate cannot be determined as described in the immediately preceding sentence:

      (i) if such rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated on the face hereof, as published in H.15 Daily Update under the heading "Commercial paper--Nonfinancial;"

      (ii) if such rate is not published in H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date as described in clause (i) above, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of commercial paper in New York City as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, and the Calculation Agent, after consultation with the Company, will select the three dealers referred to in this clause (ii); and

      (iii) if fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate will be the Commercial Paper Rate in effect during the prior interest period.

      "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System and available through the World Wide Web site of the Board of Governors of the Federal Reserve Systems at ttp://www.federalreserve.gov/releases/h15/current, or any successor site or
-------------------------------------------------
publication.

      "H.15 Daily Update" means the daily update of H.15(519), available through the World Wide Web site of the Board of Governors of the Federal Reserve Systems at http://www.federalreserve.gov/releases/h15/update, or any successor site or
   -------------------------------------------------
publication.

      "Money Market Yield" means a yield (expressed as a percentage rounded to the nearest one-hundred thousandth of a percent) calculated in accordance with the following formula:

                                             D x 360
                 Money Market Yield  =  -----------------  X 100
                                           360 - (D  x  M)

            where "D" refers to the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

            "M" refers to the actual number of days in the interest period for which interest is being calculated.

      Determination of Federal Funds Rate.
      -----------------------------------

    Unless otherwise specified on the face hereof, if the Base Rate is Federal Funds Rate, Federal Funds Rate means, with respect to any Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (effective)," as such rate is displayed on Telerate Page 120, prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "Federal funds (effective)." The following procedures will be followed if the Federal Funds Rate cannot be determined as described in the immediately preceding sentence:

       (i) if such rate is not published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update under the heading "Federal funds (effective);"

       (ii) if that rate is not published in either H.15 (519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by each of three leading brokers of Federal funds transactions in New York City prior to 9:00 a.m., New York time, on that Interest Determination Date, and the Calculation Agent, after consultation with the Company, will select the three brokers referred to in this clause (ii); and

       (iii) if fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, the Federal Funds Rate will be the Federal Funds Rate in effect during the prior interest period.

       Determination of LIBOR.
       ----------------------

       If the Base Rate is LIBOR, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

       (i) with respect to an Interest Determination Date, LIBOR will be: (a) if the Designated LIBOR Page is LIBOR Telerate as specified on the face hereof, the rate for deposits in Index Currency having the Index Maturity, commencing on the second London Business Day immediately following that Interest Determination Date, as that rate appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date or (b) if the Designated LIBOR Page is LIBOR Reuters as specified on the face hereof, the arithmetic mean of the offered rates for deposits in Index Currency having the Index Maturity, commencing on the second London Business Day immediately following such Interest Determination Date, which appear on the Designated LIBOR Page (or such other LIBOR page specified on the face hereof) as of 11:00 a.m., London time, on the Interest Determination Date, if at least two such offer rates appear on such Reuters Screen LIBOR Page. If neither LIBOR Reuters nor LIBOR Telerate is specified as the Designated LIBOR Page, LIBOR Telerate will be used. If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate. In the case where (a) above applies, if no rate appears, or in the case where (b) above applies, if fewer than two offered rates appear, LIBOR in respect of the Interest Determination Date will be determined as if the parties had specified the rate in (ii) below;

       (ii) with respect to an Interest Determination Date on which this provision applies, LIBOR will be determined on the basis of the offered rates at which deposits in the Index Currency are offered by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., London time, on that Interest Determination Date to prime banks in the London interbank market having the Index Maturity commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks the applicable financial center selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in Index Currency to leading European banks, having the Index Maturity commencing on the second London Business Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the
       --------  -------
       Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for the immediately prior interest period.

     Unless otherwise specified on the face hereof:

     "London Business Day" means (i) if the Index Currency is other than the euro, any day on which dealings in deposits in the Index Currency are transacted in the London interbank market; or (ii) if the Index Currency is the euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is designated on the face hereof, the display on the Reuters Monitor Money Rates Service, or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated on the face hereof, the display on the Bridge Telerate, Inc., or a successor nominated as the information vendor, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Index Currency" means the currency, including composite currencies, specified on the face hereof as the currency for which LIBOR shall be calculated. If no Index Currency is specified on the face hereof, the Index Currency will be U.S. Dollars.

     Determination of Treasury Rate.
     ------------------------------

     Unless otherwise specified on the face hereof, if the Base Rate is Treasury Rate, Treasury Rate means, with respect to any Interest Determination Date, the rate set at the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity designated on the face hereof, as that rate appears on either Telerate Page 56 or Telerate Page 57 (or any pages that may replace such pages) under the heading "INVESTMENT RATE." The following procedures will be followed if the Treasury Rate cannot be determined as described in the immediately preceding sentence:

     (i) if such rate is not published on Telerate Page 56 or Telerate Page 57 by 9:00 a.m., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate, expressed as a Bond Equivalent Yield, as otherwise announced by the United States Department of the Treasury, for the Interest Determination Date;

     (ii) if the results of the most recent auction of Treasury bills having the Index Maturity designated on the face hereof are not published or announced as described in clause

           (i) above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, the Treasury Rate will be the Bond Equivalent Yield of the rate set forth in H.15(519) for the Interest Determination Date opposite the Index Maturity under the heading "U.S. government securities/Treasury bills/Secondary market;"

     (iii) if such rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date as described in clause (ii) above, the Treasury Rate will be the rate set forth in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, for the Interest Determination Date in respect of the Index Maturity under the heading "U.S. government securities/Treasury bills/Secondary market;"

     (iv) if the above rate is not published in H.15(519), H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the Calculation Date as described in clauses (ii) and (iii) above, then the Calculation Agent will determine the Treasury Rate to be a yield to maturity, expressed as a Bond Equivalent Yield, of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent after consultation with the Company for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; and

     (v) if fewer than three dealers selected by the Calculation Agent are quoting as described in clause (iv) above, the Treasury Rate will be the Treasury Rate in effect during the prior interest period.

     "Bond Equivalent Yield" means a yield (expressed as a percentage rounded to the nearest one hundred thousandth of a percent) calculated in accordance with the following formula:

                                              D x N
              Bond Equivalent Yield  =  ----------------  X 100
                                          360 - (D x M)

     where "D" refers to the per annum rate for Treasury bills, quoted on a bank discount basis and expressed as a decimal;

     "N" refers to 365 or 366, as the case may be; and

     "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "Telerate Page 56," "Telerate Page 57" and "Telerate Page 120" mean the displays designated on Bridge Telerate, Inc. as Page 56, Page 57 or Page 120, or any page that replaces either Page 56, Page 57 or Page 120 on that service, or another service that is nominated as the information vendor, for the purpose of displaying Treasury bill or federal funds auction rates.

     Determination of Prime Rate.
     ---------------------------

     Unless otherwise specified on the face hereof, if the Base Rate is Prime Rate, Prime Rate means, with respect to any Interest Determination Date, the prime rate or base lending rate on that date, as published in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading "Bank prime loan." The following procedures will be followed if the Prime Rate cannot be determined as described in the immediately preceding sentence:

     (i) if such rate is not published in H.15(519) prior to 9:00 a.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update opposite the heading "Bank prime loan;"

     (ii) if such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date as described in clause (i) above, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 as that bank's prime rate or base lending rate as in effect for that Interest Determination Date;

     (iii) if fewer than four rates appear on the Reuters Screen USPRIME1 on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on the Interest Determination Date by four major banks in The City of New York selected by the Calculation Agent from a list approved by the Company;

     (iv) if fewer than two rates appear on the Reuters Screen USPRIME1 on the Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates furnished by the appropriate number of substitute U.S. banks or trust companies in The City of New York that have a total equity capital of U.S. $500,000,000 or more and are subject to supervision or examination by federal or state authority, as selected by the Calculation Agent from a list approved by the Company; and

     (v) if the banks selected by the Calculation Agent are not quoting as described in clauses (iii) and (iv) above, the Prime Rate will be the Prime Rate in effect during the prior interest period.

     "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service on the page designated as "USPRIME1," or any other page that replaces that page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

     Determination of CMT Rate.
     -------------------------

     Unless otherwise specified on the face hereof, if the Base Rate is the CMT Rate, CMT Rate means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) "Treasury Constant Maturities --Federal Reserve Board Release H.15--Mondays Approximately 3:45 p.m.," under the column for the Index Maturity as specified on the face hereof (1) if the Designated CMT Telerate Page is 7051, such Interest Determination Date or (2) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. The following procedures will be used if the CMT Rate cannot be determined as described in the immediately preceding sentence:

     (i) if such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the Index Maturity for the Interest Determination Date, as published in H.15(519);

     (ii) if such rate is no longer published in H.15(519), or if not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the Index Maturity for the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519);

     (iii) if that information described in clause (ii) above is no longer provided by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent after consultation with the Company. The Calculation Agent will select five leading primary United States government securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct non-callable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Index Maturity and a remaining term to maturity of not less than the Index Maturity minus one year;

     (iv) if the Calculation Agent cannot obtain three Treasury Note quotations as described in clause (iii) above, the Calculation Agent will determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three leading primary United States government securities dealers in New York City, selected using the same method described in clause (iii) above, for the most recently issued direct non-callable fixed rate obligations of the United States with an original maturity of the number of years that is the next highest to the Index Maturity and a remaining term to maturity closest to the Index Maturity and in an amount of at least U.S. $100 million;

     (v) if three or four (but not five) reference dealers are quoting as described in clauses (iii) and (iv) above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of those quotations will be eliminated; and

     (vi) if fewer than three leading primary United States government securities dealers selected by the Calculation Agent are quoting as described in clauses (iii) and (iv) above, the CMT Rate will be the CMT Rate in effect during the prior interest period.

     "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc., or any successor service, on the page specified on the face hereof, or any other page that replaces that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified, page 7052 for the most recent week.

     Other Base Rates.
     ----------------

     In addition to the Base Rates specified in this Section, the Company may elect to designate such Other Base Rates indicated on the face hereof based on such other interest rate formula or formulas indicated on the face hereof, which may include a combination of one or more of the Base Rates indicated above.

Indexed Notes

     This Note may be issued with the principal amount payable at Maturity and/or with interest payable hereon on an Interest Payment Date to be determined by reference to the price or prices of currencies, currency units, commodities, stock, other securities, interest or other notes, financial or non-financial indices or other factors (each an "Indexed Note"), as shall be indicated above under "Other Terms." Specific information pertaining to the method for determining the principal amount payable at Maturity or the amount of interest to be paid on an Interest Payment Date with reference to the specified index shall be included above under "Other Terms."

     For the purposes of determining whether Holders of the requisite principal amount of Indexed Notes outstanding have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the face amount of the Indexed Notes. In the event of an acceleration of the maturity of the Indexed Note, the principal amount payable to the Holder of an Indexed Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of the Indexed Note would be determined on the Maturity Date, as if the date of acceleration were the Maturity Date.

Dual Currency Notes

     This Note may be issued as a Note in which the Company has a one-time option to pay the principal, premium, if any, and interest, if any, on this Note in an optional currency specified on the face hereof under "Other Terms") that is a different currency from the Specified Currency of this Note ("Dual Currency Notes"). Specific information pertaining to Dual Currency Notes shall be included above under "Other Terms," and shall include, without limitation, Specified Currency for the dual currency note:

     .  the Specified Currency;

     .  the Optional Payment Currency;

     .  the Designated Exchange Rate;

     .  the Option Election Dates; and

     .  the Interest Payment Dates for Dual Currency Notes.

     The amounts payable and the method for calculating these amounts with respect to Dual Currency Notes and any additional terms and conditions of any issue of dual currency notes will be specified on the face hereof.

Reset of Spread and Spread Multiplier

     If the Company has the option with respect to this Note to reset the Spread and/or Spread Multiplier, such option will be indicated on the face hereof, together with (i) the date or dates on which such Spread and/or Spread Multiplier may be reset (each an "Optional Reset Date") and (ii) the basis or formula, if any, for such resetting. Unless otherwise specified on the face hereof, the Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days (unless otherwise specified on the face hereof) prior to an Optional Reset Date. Not later than 40 days (unless otherwise specified on the face hereof) prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the "Reset Notice"), first class, postage prepaid, setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

     Notwithstanding the foregoing, not later than 20 days (unless otherwise specified on the face hereof) prior to an Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the Spread and/or Spread

Multiplier is reset on an Optional Reset Date this Note will bear such higher Spread and/or Spread Multiplier.

     If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus any accrued interest to such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth below for optional repurchase, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days (unless otherwise specified on the face hereof) prior to such Optional Reset Date and except that a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Extension of Stated Maturity

     If the Company has the option to extend the Stated Maturity of this Note for one or more periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth on the face hereof, such option will be indicated on the face hereof together with the basis or formula, if any, for setting the Spread and/or Spread Multiplier applicable to any such Extension Period. The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 45 but not more than 60 days (unless otherwise specified on the face hereof) prior to the Stated Maturity in effect prior to the exercise of such option (the "Original Stated Maturity"). No later than 40 days (unless otherwise specified on the face hereof) prior to the Original Stated Maturity, the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of the Company to extend the Stated Maturity hereof, (ii) the new Stated Maturity, (iii) the Spread and/or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of this Note, the Stated Maturity of this Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

     Notwithstanding the foregoing, not later than 20 days (unless otherwise specified on the face hereof) prior to the Original Stated Maturity for this Note, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

     If the Company elects to extend the Stated Maturity of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company at the Original Stated Maturity at a price equal to the principal amount hereof plus any accrued interest to such date. In order for this Note to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth below for optional repurchase, except that the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days (unless otherwise specified on the face hereof) prior to the Original Stated Maturity and except that a Holder who has tendered this Note for repurchase pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

Redemption and Repurchase by the Company

     Unless one or more Redemption Date or Repurchase Date is specified on the face hereof, this Note shall not be redeemable or subject to repurchase at the option of the Company before the Maturity Date specified on the face hereof. If one or more Redemption Dates or one or more Repurchase Dates is so specified, this Note is subject to redemption or repurchase, as the case may be, on any such date at the option of the Company, upon notice by first-class mail, mailed not less than 30 days nor more than 60 days (unless otherwise specified on the face hereof) prior to the applicable Redemption Date or Repurchase Date, as the case may be, specified in such notice, at the applicable Redemption Price or Repurchase Price, as the case may be, specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such redemption with accrued interest to the Redemption Date or Repurchase Date, as the case may be. Unless otherwise specified on the face hereof, the Company may elect to redeem less than the entire principal amount hereof.

Repurchase at the Option of the Holder

     Unless one or more Repurchase Dates at the option of the Holder is specified on the face hereof, this Note shall not be repayable at the option of the Holder on any date prior to the Maturity Date specified on the face hereof. If one or more Repurchase Dates is so specified, this Note is subject to repurchase on any such date at the option of the Holder at the applicable Repurchase Price specified on the face hereof (expressed as a percentage of the principal amount of this Note), together in the case of any such repayment with accrued interest to the Repurchase Date, but interest installments whose Stated Maturity is prior to the Repurchase Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof. For this Note to be repaid at the option of the Holder, the Trustee must receive at the principal office of its Corporate Trust Department in The City of New York, at least 30 days but not more than 45 days (unless otherwise specified on the face hereof) prior to the Repurchase Date on which this Note is to be repaid:

     (i)  appropriate wire instructions; and

     (ii) either (a) the Note with the form entitled "Option to Elect Repurchase" on the reverse of the Note duly completed, or (b) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States setting forth:

          (1)  the name of the holder of the Note;

          (2)  the principal amount of the Note;

          (3) the portion of the principal amount of the Note to be repurchased;

          (4) the certificate number or a description of the tenor and terms of the Note;

          (5) a statement that the option to elect repurchase is being exercised; and

          (6) a guarantee that the Note to be repaid with the form entitled "Option to Elect Repurchase" on the reverse of the Note duly completed will be received by the Trustee within five Business Days. The Trustee must actually receive the Note and form duly completed by the fifth Business Day.

     Exercise of the repurchase option by the Holder of a Note shall be irrevocable. The Holder of a Note may exercise the repurchase option for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repurchase is an Authorized Denomination. No transfer or exchange of any Note will be permitted after exercise of a repurchase option. If a Note is to be repurchased in part, no transfer or exchange of the portion of the Note to be repurchased will be permitted after exercise of a repurchase option. All questions as to the validity, eligibility, including time of receipt, and acceptance of any note for repurchase will be determined by the Company and its determination will be final, binding and non-appealable.

Tax Redemption

     If specified on the face hereof, the Company may redeem the Notes, subject to the provisions herein, as a whole but not in part, at the Company's option, upon not more than 60 days, nor less than 30 days (unless otherwise specified on the face hereof), prior notice to the Holders of the Notes, at a Tax Redemption Price equal to 100% of the Principal Amount of the Notes (unless otherwise specified on the face hereof), or, if applicable, a lesser amount in the case of Original Issue Discount Notes, and premium, if any, together with accrued interest, if any, to Tax Redemption Date, if on the next succeeding interest payment date, the Company will be obligated to:

     (i)  pay any Additional Amounts as specified on the face hereof; or

     (ii) account to any federal or state taxing authority for any amount, other than any tax withheld or deducted from interest payable on the Notes, regarding any payment made or to be made on any Note.

     If specified on the face hereof, the Company will, subject to certain exceptions and limitations set forth below, pay to the Holder of such Note who is a United States Alien (as defined below), as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that every net payment on such Note (including payment of the principal of and interest on such Note) by the Company or any specified Paying Agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Note to be then due and payable.

     However, the Company's obligation to pay Additional Amounts with respect to the Notes will not apply to:

     (1) any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between such Holder or beneficial owner of such Note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or such Holder's or beneficial owner's past or present state as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

     (2) any estate, inheritance, gift, excise, sales, transfer, the wealth or personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

     (3) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of such Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

     (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on such Note;

     (5) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from a payment on such Note, if such payment can be made without such withholding by any other Paying Agent;

     (6) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note if such compliance is required by statute or regulation of the United States or by any applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

     (7) any tax, assessment or other governmental charge imposed on a Holder that actually or constructively owns 10% or more or the combined voting power or all classes of the Company's stock;

     (8) any tax, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of the interest by the Company as contingent interest described in Section 871(h)(4) of the Internal Revenue Code of 1986, as amended;

     (9) any tax, assessment or other governmental charge that would not have been imposed or withheld but for an election by the Holder the effect of which is to make the payment of the principal of, or interest (other any other amount) on, such Note by the Company or a Paying Agent subject to United States Federal income tax; or

     (10) any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and
          (9).

     In addition, the Company shall not be required to pay Additional Amounts on such Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

     For the purposes above, a "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

     [Insert if the Security is to be a Certificated Security - In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.]

     [Insert if the Security is to be a Global Security - In the event of redemption or repayment of this Note in part only, the principal amount shall be reduced.]

General Information Regarding the Notes

     Interest Rate in Effect
     -----------------------

     The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date.

     Definitions
     -----------

     "Business Day" means (a) any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law to close, (b) if this Note is denominated in a Specified Currency other than United States dollars or euros, not a day on which banking institutions are authorized or required by law to close in the financial center of the country issuing the Specified Currency, (c) if this Note is denominated in euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and (d) if the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, a London Business Day. As used in the preceding sentence, "financial center" means the capital city of the country issuing the Specified Currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "financial center" shall be the City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

     "Calculation Date" means, with respect to any Interest Determination Date, the date on or before which the Calculation Agent is to calculate an interest rate for a Note. Unless otherwise specified on the face hereof, the Calculation Date pertaining to an Interest Determination Date for a Note will be the first to occur of (i) the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next succeeding Business Day; or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, Redemption Date or Repurchase Date, of that Note, as the case may be.

     "Index Maturity" means the period of time designated as the representative maturity of the certificates of deposit, the commercial paper, the Index Currency, the Treasury bills or other instrument or obligation, respectively, by reference to transactions in which the CD Rate, the Commercial Paper Rate, LIBOR, the Treasury Rate and the CMT Rate, respectively, are to be calculated, as set forth on the face hereof.

     "Interest Determination Date" means the date as of which the interest rate for a Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date. However, LIBOR will be calculated on the Interest Determination Date. Unless otherwise specified on the face hereof (i) the Interest Determination Date pertaining to an Interest Reset Date for a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, Prime Rate Note or CMT Rate Note will be the second Business Day preceding that Interest Reset Date; (ii) the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding that Interest Reset Date; and (iii) the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated on the face hereof are auctioned, such Treasury bills being usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday; provided that if, as the result
                                     --------
of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

     Percentages and Decimals
     ------------------------

     Except as otherwise specified on the face hereof, all percentages and decimals resulting from any calculation of interest on Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) will be rounded to 9.87654% (or .0987654). All dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

     Calculation of Exchange Rates
     -----------------------------

     If this is a Foreign Currency Note to be paid in United States dollars, the United States dollar amount to be received in respect hereof will be based upon the exchange rate as determined by the Exchange Rate Agent based on the most favorable firm bid quotation for United States dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of this Note. If three quoting dealers are not available, then two dealers will be used. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case the Company will be entitled to make payments in respect hereof in United States dollars as provided in the manner set forth below. All currency exchange costs will be borne by the Holder hereof by deductions from such payments. The determination of the exchange rate pursuant to the provisions of this Section is referred to herein as the "Market Exchange Rate."

     Payments in Specified Currencies
     --------------------------------

     If a Holder is to receive payments in a Specified Currency other than United States dollars as described on the face hereof, payments of principal of (and premium, if any) and interest will be paid in immediately available funds by wire transfer to an account maintained by the Holder with a bank designated by the Holder (which in the case of Global Securities will be the Depositary or its nominee) on or prior to the Regular Record Date or at least 15 days prior to Maturity, as the case may be, in the case of Certificated Securities, or in the case of Global Securities, in the manner specified on the face hereof in the third paragraph thereof following the summary of terms, provided that such bank has the appropriate facilities for such a payment in the Specified Currency, provided,
--------
however, that with respect to payments of principal and premium, if any, and
-------
interest at Maturity this Note is presented to the Trustee in time for the Trustee to make such payment in accordance with its normal procedures, which shall require presentation no later than two Business Days prior to Maturity in order to ensure the availability of immediately available funds in the Specified Currency at Maturity.

     If payment on this Note is required to be made in a Specified Currency other than United States dollars and such currency is unavailable in the good faith judgment of the Company due to the imposition of exchange controls or to other circumstances beyond the Company's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments with respect to this Note shall be made in United States dollars until such currency is again available or so used. The amount so payable on any date in such Specified Currency shall be converted into United States dollars at a rate determined by the Exchange Rate Agent on the basis of the Market Exchange Rate on the second Business Day prior to such payment, or, if the Market Exchange Rate is not then available, the most recently available Market Exchange Rate or as otherwise determined in good faith by the Company if the foregoing is impracticable.

     If this is a Foreign Currency Note, in the event of an official redenomination of such foreign currency (including, without limitation, an official redenomination of a foreign currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated).

     Acceleration upon an Event of Default
     -------------------------------------

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the Principal Amount of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise specified on the face hereof, if any Original Issue Discount Note (as defined below) is redeemed or repurchased by the Company or repurchased at the option of the Holder, each as described above, or if the principal of any Original Issue Discount Note is declared to be due and payable immediately pursuant to this paragraph, the amount of principal due and payable with respect to this Note shall be limited to the sum of the aggregate principal amount of this Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, as applicable, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of redemption, repurchase or declaration. Unless otherwise specified on the face hereof, an Original Issue Discount Note is a Note which has a stated redemption price at maturity that exceeds its Issue Price by at least 0.25% of the stated redemption price at maturity, multiplied by the number of full years from the Original Issue Date to the Maturity Date for this Note.

     Modification of Rights under the Indenture
     ------------------------------------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. In addition, the Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the notes of each series to be affected under the Indenture by the Company and the Trustee, without the consent of the Holders of the Notes of each series to be affected, under certain limited circumstances set forth in the Indenture.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed. However, the Indenture limits the Holder's right to enforce the Indenture and this Note.

     Transfers of Notes
     ------------------

     As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     [Insert if the Security is a Global Security -

     Global Notes
     ------------

     This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its sole discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, registered in such names as such Depositary shall direct.]

     Denomination
     ------------

     The Notes of this series are issuable, in the case of Notes denominated in United States dollars, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof and, in the case of Notes denominated in a Specified Currency other than United States dollars, in the authorized denominations set forth on the face hereof (in each case, an "Authorized Denomination").

     Exchange of Notes
     -----------------

     As provided in the Indenture and subject to certain limitations set forth therein and as may be set forth on the face hereof, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Registered Owner
     ----------------

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Governing Law
     -------------

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     Defined Terms; Section Headings
     -------------------------------

     All terms used in this Note that are defined in the Indenture, shall have the meanings assigned to them in the Indenture. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Note.

                       _________________________________

                                 ABBREVIATIONS

       The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                             UNIF GIFT MIN ACT --
                                                           _________ Custodian ____________
                                                           (Cust)         (Minor)
TEN ENT - as tenants by the entireties                     Under Uniform Gifts to Minors Act _________
                                                                                             (State)
JT TEN - as joint tenants with right of
         survivorship and not as
         tenants in common

     Additional abbreviations may also be used though not in the above list.

                       _________________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

                  ___________________________________________
                    PLEASE INSERT SOCIAL SECURITY OR OTHER
                        IDENTIFYING NUMBER OF ASSIGNEE

    _______________________________________________________________________
          PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
                             ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing______________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premise.


Dated:_________________________     NOTICE: The signature to this assignment
                                    must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.